Exhibit 10.2

AMENDMENT TO THE EMPLOYMENT AGREEMENT

This AMENDMENT TO THE EMPLOYMENT AGREEMENT by and between Old Point Financial Corporation (the “Holding Company”) and The Old Point National Bank of Phoebus (the “Bank”) (the Holding Company and the Bank are collectively referred to herein as “Old Point”) and Joseph R. Witt (hereinafter referred to as “Executive”) is made this 15th day of December 2023.

WHEREAS, the Holding Company, the Bank and Executive entered into an Employment Agreement dated February 22, 2018 setting forth the terms and conditions of Executive’s employment with the Holding Company and the Bank (“the Employment Agreement”) and specifically defining the Executive’s Position as the titles and job positions that he held upon execution of the Employment Agreement; and

WHEREAS, since entering into the Employment Agreement, Executive has received a promotion to President, Financial Services and Chief Strategy Officer of the Bank; and

WHEREAS, at the time Executive received the promotion the parties did not intend or desire to change the terms, effect, or enforceability of the Employment Agreement; and

WHEREAS, the parties have reserved the right to amend the Employment Agreement in a writing executed by the parties or their legal representatives; and

WHEREAS, Old Point and Executive desire to amend the Employment Agreement to define Position to include his current job titles and positions, President, Financial Services and Chief Strategy Officer of the Bank and any similar future promotions consistent with Executive’s current duties and responsibilities in accordance with the terms and conditions set forth in this Amendment to the Employment Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1

1.          Paragraph 1 of the Employment Agreement shall be amended to read as follows:

Employment and Duties. Executive shall continue to be employed by the Bank as its President, Financial Services and Chief Strategy Officer (collectively, the “Position”) on the terms and subject to the conditions of this Agreement. Executive accepts such employment and agrees to perform the managerial duties and responsibilities of the Position. Executive agrees to devote the necessary time and attention on a full-time basis to the discharge of such duties and responsibilities relating to the Position as may be assigned to Executive by the Bank and the Board of Directors of the Holding Company (the “Holding Company Board”) or its designees. The parties expressly understand and agree that the term Position includes Executive’s current job titles and positions as defined above as well as any future job titles or positions to which Executive receives and accepts a promotion so long as duties and responsibilities are of a comparable nature and stature as his current ones.   Accordingly, this Agreement shall continue in full force and effect in the event Executive is promoted or transferred and accepts a comparable position.

2.          Remaining Terms of Old Point Employment Agreement. Except as modified by this Amendment, all other terms and conditions of the Employment Agreement are ratified and affirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written herein.

OLD POINT FINANCIAL CORPORATION
ADDRESS:
101 EAST QUEEN STREET
HAMPTON, VA 23669

Date:	12/11/2023	By:	/s/ A. Eric Kauders, Jr.
Its: Corporate Secretary

THE OLD POINT NATIONAL BANK OF PHOEBUS
ADDRESS:
101 EAST QUEEN STREET
HAMPTON, VA 23669

Date:	12/11/2023	By:	/s/ A. Eric Kauders, Jr.
Its: Corporate Secretary

JOSEPH R. WITT

Date:	12/15/2023	/s/ Joseph R. Witt